Exhibit 3.1

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.380, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: NEXENTIS TECHNOLOGIES INC.

Entity or Nevada Business Identification Number (NVID): E36040902023-0

2. Restated or Amended and Restated Articles: (Domestic corporations)

If restating, complete sections 1, 2, and 7. If amending and restating, complete sections 1, 2, 3, 6 and 7.

You must include the Restated Articles or the Amended and Restated Articles with this filing.

Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ **Restated Articles:** The articles are being restated without any changes and include all amendments made up to the date of this certificate.

The certificate must be signed by an officer of the corporation.

Statutory Statement: The officer signing this certificate confirms that they are authorized to do so by a board resolution adopted on the date listed, and that this certificate accurately reflects the articles of incorporation as amended as of that date.

Date the board of directors adopted the resolution to approve the restated articles:

Date:

☐ **Amended and Restated Articles:** The articles are being restated to include all previous amendments and the current changes.

3. Amendment Filing Type: (Select only one box)

Domestic Corporation If amending, complete sections 1, 3, 6 and 7.

☐ **Certificate of Amendment to Articles of Incorporation - Before Issuance of Stock (Pursuant to NRS 78.380)**

Statutory statement: The signers are at least two-thirds of the incorporators or two-thirds of the board of directors, and as of the date of the certificate, the corporation has not issued any voting stock.

☒ **Certificate of Amendment to Articles of Incorporation - After Issuance of Stock (Pursuant to NRS 78.385 and 78.390)**

☐ Check this box if the amendment is for a name change only.

- No stockholder approval is required for a name change under NRS 78.390(8).

☒ If the amendment includes other changes, confirm the following:

- The proposed amendment(s) were submitted to the stockholders for approval.
- Stockholders holding at least a majority of the voting power (or greater, if required by the articles or law) approved the amendment(s).
- Voting Results (e.g., number of shares for/against or percentage approved): 91.29%

You must include the filing fee with this form. See the instructions for more information.

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Revised: 7/1/2026

NEVADA SECRETARY of STATE
FRANCISCO V. AGUILAR

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.38, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Officer's Statement: **Foreign corporations only.** Complete 1, 4, 6 and 7.	Name used in the home state (if different from the name used in Nevada): Jurisdiction of formation (state or country): Attach a certified copy or certificate showing that amendments were filed in the state where the corporation was formed.
5. Effective Date and Time: (Optional)	Date: 11/06/2026 Time: 01:15PM PT Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. If you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date.
6. Describe the Changes:	Applicable changes (select all that apply): ☐ The entity name has changed ☐ The registered agent has changed (attach Certificate of Acceptance from new registered agent) ☐ The entity's purpose has changed ☐ The initial Board of Directors/ Trustees or Stockholders from the organization have changed ☐ IRS tax language added. ☐ The organization changed the articles ☐ The organization deleted articles ☐ The authorized shares have been amended ☒ Other The organization amended the articles as follows: (provide article numbers, if available) Section 2B(iv) shall be added after the end of Section 2B(iii) of Article IV of the Articles of Incorporation (attach additional page[s] if necessary)
7. Signature: (Required)	David — Print First Name Palach — Print Last Name X /s/ David Palach — Signature CEO — Title Attach additional page(s) if additional signatures are necessary.

You must include the filing fee with this form. See the instructions for more information.

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Revised: 7/1/2026

Section 2B(iv) shall be added after the end of Section 2B(iii) of Article IV of the Articles of Incorporation, as amended, to read as follows:

“Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”), each five (5) shares of the Corporation’s common stock, par value $0.0001 per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into one (1) share of Common Stock, par value $0.0001 per share, of the Corporation (the “New Common Stock”), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation or the par value which shall remain $0.0001 per share (the “Reverse Stock Split”). No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split; instead of issuing such fractional shares, any fractional shares resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock, and all shares of Common Stock eliminated as a result of the Reverse Stock Split will be cancelled. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified plus the fraction, if any, of a share of New Common Stock issued as aforesaid.”